Exhibit 99.1

Apollo Global Management, LLC Reports Third Quarter 2011 Results

•	Private equity economic net loss of $881 million in the third quarter of 2011, compared to economic net income of $214 million in the third quarter of 2010

•

Capital markets and real estate economic net loss of $257 million and $3 million for the third quarter of 2011, respectively, compared to economic net income of $110 million and economic net loss of $9 million for the third quarter of 2010, respectively

•	Total assets under management (“AUM”) of $65 billion as of September 30, 2011, up 12% from $58 billion as of September 30, 2010

•	GAAP net loss attributable to Apollo Global Management, LLC of $467 million for the third quarter of 2011, compared to net income of $24 million in the third quarter of 2010

•	Apollo declares a distribution of $0.20 per Class A share for the third quarter of 2011

New York, November 3, 2011 – Apollo Global Management, LLC (NYSE: APO) and its consolidated subsidiaries (collectively, “Apollo”) today reported results for the third quarter ended September 30, 2011.

Apollo reported a total economic net loss of $1,140.5 million for the third quarter of 2011, compared to $315.3 million of economic net income for the third quarter of 2010. The change was primarily driven by Apollo’s Incentive Business, which reported an economic net loss of $1,162.2 million for the third quarter of 2011, compared to economic net income of $230.8 million for the third quarter of 2010. The economic net loss for the third quarter of 2011 was largely driven by lower unrealized mark-to-market valuations within Apollo’s private equity and capital markets segments. Apollo’s Management Business reported $21.7 million of economic net income for the third quarter of 2011 compared to $44.5 million for the third quarter of 2010, after excluding a $40.0 million gain from insurance proceeds received during the third quarter of 2010.

Total revenue for Apollo’s Management Business was $151.5 million during the third quarter of 2011, an increase of $13.8 million, or 10%, from the third quarter of 2010. This includes management fee revenues of $123.0 million for the third quarter of 2011, which increased $16.3 million or 15% from the third quarter of 2010, and net transaction and advisory fee revenue of $17.2 million for the third quarter of 2011 decreased slightly from $19.5 million during the third quarter of 2010.

Total expenses for Apollo’s Management Business were $120.3 million during the third quarter of 2011, an increase of $17.9 million or 17% from the third quarter of 2010. Compensation and benefits expense for Apollo’s Management Business was $68.4 million during the third quarter of 2011, an increase of $8.0 million, or 13%, from the third quarter of 2010, which was driven by increased headcount. Non-compensation expenses for Apollo’s Management Business were $51.9 million during the third quarter of 2011, an increase of $9.9 million or 24% from the third quarter of 2010, which was primarily driven by the continued expansion of Apollo’s global investment platform.

Total AUM was $65.1 billion as of September 30, 2011, compared to $57.8 billion as of September 30, 2010, an increase of $7.3 billion, or 12.6%. The growth in total AUM was driven by both organic and strategic growth in Apollo’s capital markets and real estate segments. Fee-generating AUM was $49.7 billion as of September 30, 2011, compared to $44.2 billion as of September 30, 2010, an increase of $5.5 billion, or 12.4%.

GAAP results for the third quarter ended September 30, 2011 included net loss attributable to Apollo Global Management, LLC of $467.0 million, compared to net income attributable to Apollo Global Management, LLC of $24.1 million for the third quarter ended September 30, 2010.

Leon Black, Chairman and Chief Executive Officer said, “Although volatile global equity and credit markets resulted in lower unrealized values in our portfolios during the third quarter, today’s environment plays to our strength as a contrarian, value-oriented investor. We are confident that our funds will generate long-term value for our investors, and I believe Apollo is well-positioned for the secular trends taking place in our industry.”

Private Equity Segment

The economic net loss from Apollo’s private equity segment was $881.1 million for the third quarter of 2011, compared to economic net income of $213.8 million for the third quarter of 2010. Apollo’s private equity segment had an unrealized carried interest loss of $1,399.1 million for the third quarter of 2011, which was partially offset by realized carried interest income of $40.5 million that was largely driven by interest and dividend income earned by Fund VI and Fund VII.

The $1,399.1 million unrealized loss during the third quarter of 2011 was primarily due to lower unrealized mark-to-market valuations in Fund VI and Fund VII, the most significant components of which were debt and equity investments in Charter Communications, Inc. and LyondellBasell Industries N.V. for Fund VII, and Ceva Group plc, Momentive Performance Materials Holdings LLC, Noranda Aluminum, Inc, Realogy Corporation and Rexnord LLC for Fund VI. Despite the unrealized loss, aggregate revenues among Apollo’s Fund VI and Fund VII portfolio company investments were up an estimated 14% during the third quarter of 2011 compared to the third quarter of 2010, and EBITDA was up an estimated 17% in aggregate over the same period. In addition, the combined fair value of Apollo’s underlying private equity investments was 26% above cost as of September 30, 2011.

Apollo’s private equity funds continued to generate positive IRRs during the quarter despite the previously mentioned lower unrealized mark-to-market valuations. From its inception in 2008 through September 30, 2011, Fund VII generated an annual gross and net IRR of 23% and 15%, respectively. Fund VI, which began investing in 2006 during the peak of the credit and housing market boom, was still generating an annual gross and net IRR of 5.4% and 4.7%, respectively, since its inception through September 30, 2011. Uncalled private equity commitments, or “dry powder”, were $9.4 billion as of September 30, 2011.

Capital Markets Segment

The economic net loss from Apollo’s capital markets segment was $256.7 million for the third quarter of 2011, compared to economic net income of $110.1 million for the third quarter of 2010. Apollo’s capital markets segment had an unrealized carried interest loss of $284.1 million for the third quarter of 2011, which was partially offset by realized carried interest income of $23.7 million that was largely driven by interest income earned by Apollo’s senior credit and mezzanine investment strategies. The $284.1 million unrealized loss was primarily driven by lower unrealized mark-to-market valuations in Apollo’s senior credit funds.

Apollo’s capital markets growth initiatives and underlying investment thesis remain intact despite the recent market volatility. During October 2011, Apollo closed on a $500 million strategic account with a global sovereign wealth fund to invest across Apollo’s European credit platform. In addition, Apollo’s acquisition of Gulf Stream Asset Management (“Gulf Stream”) closed in October 2011. Gulf Stream managed 10 Collateralized Loan Obligations with approximately $3.0 billion in AUM, which is not yet included in Apollo’s AUM as of September 30, 2011.

Real Estate Segment

Apollo’s real estate segment had an economic net loss of $2.7 million for the third quarter of 2011, compared to an $8.6 million loss for the third quarter of 2010. Total revenues for the real estate segment during the third quarter of 2011 were $11.0 million, as compared to $1.8 million in the third quarter of 2010. The $9.2 million increase in revenues was primarily driven by increased management fees following Apollo’s acquisition of Citi Property Investors (“CPI”) in November 2010.

AUM in Apollo’s real estate segment has increased significantly compared to the prior year. As of September 30, 2011, AUM was $7.9 billion, compared to $2.6 billion at September 30, 2010 largely as a result of Apollo’s acquisition of CPI.

Capital and Liquidity

As of September 30, 2011, Apollo had $808.3 million of cash and cash equivalents and $738.6 million of debt. These amounts exclude cash and debt associated with Apollo’s consolidated funds and consolidated variable interest entities. As of September 30, 2011, Apollo also had a $634.7 million carried interest receivable and corresponding profit sharing payable of $284.5 million. At September 30, 2011, Apollo had investments in its own funds of $253.6 million.

Distribution

Apollo Global Management, LLC has declared a third quarter 2011 cash distribution of $0.20 per Class A share, which comprises a regular distribution of $0.07 per Class A share and a quarterly distribution of $0.13 per Class A share paid largely as a result of realizations from interest and dividend income. This distribution will be paid on December 2, 2011 to holders of record at the close of business on November 25, 2011.

Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after-tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, we cannot assure shareholders that they will receive any distributions.

Conference Call

Apollo will host a conference call on Thursday, November 3, 2011 at 10:00 am EDT. During the call Marc Spilker, President; Gene Donnelly, Chief Financial Officer; and Gary Stein, Head of Corporate Communications, will review Apollo’s financial results. The conference call can be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and by providing conference call ID 1736894 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo’s website at www.agm.com.

Following the call a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), passcode 1736894. To access the audio webcast, please visit Events in the Investor Relations section of Apollo’s website at www.agm.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $65 billion as of September 30, 2011, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For inquiries regarding Apollo Global Management, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Patrick M. Parmentier, CPA

Investor Relations Manager

Apollo Global Management, LLC

212-822-0472

pparmentier@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, capital markets or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s prospectus filed in accordance with Rule 424(b) of the Securities Act with the Securities and Exchange Commission (“SEC”) on March 30, 2011, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Advisory and transaction fees from affiliates	$16,837	$19,505	$59,809	$57,418
Management fees from affiliates	122,666	106,720	362,003	316,636
Carried interest (loss) income from affiliates	(1,619,083)	332,426	(896,174)	387,471

Total Revenues	(1,479,580)	458,651	(474,362)	761,525

Expenses:
Compensation and benefits:
Equity-based compensation	288,208	281,914	859,173	835,520
Salary, bonus and benefits	68,433	60,446	204,788	180,505
Profit sharing expense	(563,255)	119,357	(275,437)	125,307
Incentive fee compensation	(3,876)	2,136	2,689	11,395

Total Compensation and Benefits	(210,490)	463,853	791,213	1,152,727
Interest expense	9,790	7,340	30,999	27,664
Professional fees	6,965	9,661	37,318	32,065
General, administrative and other	16,566	14,186	55,675	45,689
Placement fees	1,991	(793)	3,105	3,748
Occupancy	10,391	5,882	25,542	16,690
Depreciation and amortization	6,687	5,874	19,635	18,020

Total Expenses	(158,100)	506,003	963,487	1,296,603

Other (Loss) Income:
Net (losses) gains from investment activities	(371,647)	101,210	(150,407)	201,926
Net (losses) gains from investment activities of consolidated variable interest entities	(4,760)	32,910	(41)	32,645
(Loss) income from equity method investments	(56,438)	27,480	(29,242)	33,648
Interest income	670	359	1,540	1,021
Other (loss) income, net	(10,135)	48,581	11,039	70,487

Total Other (Loss) Income	(442,310)	210,540	(167,111)	339,727

(Loss) income before income tax benefit (provision)	(1,763,790)	163,188	(1,604,960)	(195,351)
Income tax benefit (provision)	19,847	(30,856)	7,477	(47,638)

Net (Loss) Income	(1,743,943)	132,332	(1,597,483)	(242,989)
Net loss (income) attributable to Non-Controlling Interests	1,277,017	(108,192)	1,117,724	131,323

Net (Loss) Income Attributable to Apollo Global Management, LLC	$(466,926)	$24,140	$(479,759)	$(111,666)

Dividends Declared per Class A Share	$0.24	$0.07	$0.63	$0.14

Net (Loss) Income Per Class A Share:
Net (Loss) Income Per Class A Share – Basic and Diluted	$(3.86)	$0.23	$(4.33)	$(1.18)

Weighted Average Number of Class A Shares – Basic and Diluted	122,381,069	97,757,567	113,941,869	96,637,785

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended							Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Management Business:
Advisory and transaction fees from affiliates	$11.1	$26.8	$19.5	$22.3	$19.4	$23.6	$17.2	$57.4	$60.2
Management fees from affiliates	103.8	106.2	106.7	114.5	118.2	121.2	123.0	316.7	362.4
Carried interest income from affiliates
Realized gains	12.1	10.2	11.5	13.6	12.5	11.2	11.3	33.8	35.0

Total management business revenues	127.0	143.2	137.7	150.4	150.1	156.0	151.5	407.9	457.6

Salary, bonus and benefits(1)	59.8	60.3	60.4	69.1	72.1	64.3	68.4	180.5	204.8

Interest expense	10.8	9.5	7.3	7.8	10.9	10.3	9.8	27.6	31.0
Professional fees	12.6	9.1	9.6	29.6	17.1	12.8	6.8	31.3	36.7
General, administrative and other	14.0	16.3	14.1	19.1	16.2	22.1	16.3	44.4	54.6
Placement fees	3.9	0.7	(0.8)	0.5	0.5	0.6	2.0	3.8	3.1
Occupancy	5.4	5.4	5.9	6.4	7.2	7.9	10.4	16.7	25.5
Depreciation and amortization	6.1	6.0	5.9	6.2	6.1	6.9	6.6	18.0	19.6

Total non-compensation expenses	52.8	47.0	42.0	69.6	58.0	60.6	51.9	141.8	170.5

Total management business expenses	112.6	107.3	102.4	138.7	130.1	124.9	120.3	322.3	375.3

Other (loss) income	(3.0)	25.6	49.2	125.0	8.3	13.7	(9.5)	71.8	12.5

Management Business Economic Net Income	11.4	61.5	84.5	136.7	28.3	44.8	21.7	157.4	94.8

Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	45.2	(117.2)	311.8	1,115.6	411.4	(25.8)	(1,683.2)	239.8	(1,297.6)
Realized gains	51.4	53.3	9.1	82.4	134.8	178.7	52.9	113.8	366.4

Total carried interest income (loss)	96.6	(63.9)	320.9	1,198.0	546.2	152.9	(1,630.3)	353.6	(931.2)

Profit sharing expense:
Unrealized profit sharing expense	21.8	(53.3)	116.7	419.3	167.6	(9.6)	(582.7)	85.2	(424.7)
Realized profit sharing expense	16.8	20.7	2.7	10.5	49.5	80.4	19.3	40.2	149.2

Total profit sharing expense	38.6	(32.6)	119.4	429.8	217.1	70.8	(563.4)	125.4	(275.5)

Incentive fee compensation	2.9	6.3	2.1	8.8	10.1	(3.6)	(3.8)	11.3	2.7

Net gains (losses) from investment activities	—	—	—	—	17.8	2.3	(34.6)	—	(14.5)
Income (loss) from equity method investments	10.6	(1.0)	31.4	39.9	25.1	6.8	(64.5)	41.0	(32.6)

Total Other Income (Loss)	10.6	(1.0)	31.4	39.9	42.9	9.1	(99.1)	41.0	(47.1)

Incentive Business Economic Net Income (Loss)	65.7	(38.6)	230.8	799.3	361.9	94.8	(1,162.2)	257.9	(705.5)

Total Economic Net Income (Loss)(3)	$77.1	$22.9	$315.3	$936.0	$390.2	$139.6	$(1,140.5)	$415.3	$(610.7)

Supplemental Information:

Share-Based Compensation(2)	$1.7	$8.6	$9.8	$10.5	$13.2	$17.0	$18.0	$20.1	$48.2

Income Tax (Provision) Benefit on Economic Net Income(3)	$(4.1)	$(12.7)	$(30.9)	$(44.1)	$(25.2)	$(7.8)	$66.5	$(47.7)	$33.5

(1)	Share-based compensation expense is excluded from the table above. Share-based compensation expense comprises amortization of Apollo Operating Group (AOG) units, RSUs, share options, ARI RSUs, ARI restricted stock awards, AMTG RSUs and AAA RDUs.
(2)	The combined amounts relate to RSUs (excluding RSUs granted in connection with the 2007 private placement) and share options.
(3)	Income tax (provision) benefit on Economic Net Income, which is excluded from the table above, has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impacts the 2011 implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s condensed consolidated statements of operations under U.S. GAAP.

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Private Equity Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Management Business:
Advisory and transaction fees from affiliates	$7.8	$24.3	$17.0	$11.4	$15.1	$21.6	$14.8	$49.1	$51.5
Management fees from affiliates	64.3	65.1	64.5	65.5	65.5	65.4	65.3	193.9	196.2

Total management business revenues	72.1	89.4	81.5	76.9	80.6	87.0	80.1	243.0	247.7

Salary, bonus and benefits	33.2	30.3	34.2	36.3	37.8	27.8	32.4	97.7	98.0
Other expenses	28.9	26.0	24.5	28.1	25.8	28.9	27.1	79.4	81.8

Total management business expenses	62.1	56.3	58.7	64.4	63.6	56.7	59.5	177.1	179.8

Other (loss) income	(0.9)	28.1	42.4	92.6	5.1	3.7	(1.0)	69.6	7.8

Management Business Economic Net Income	9.1	61.2	65.2	105.1	22.1	34.0	19.6	135.5	75.7

Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	57.5	(83.7)	228.1	1,049.6	323.1	(32.4)	(1,399.1)	201.9	(1,108.4)
Realized gains	12.4	44.1	—	13.1	118.6	171.4	40.5	56.5	330.5

Total carried interest income (loss)	69.9	(39.6)	228.1	1,062.7	441.7	139.0	(1,358.6)	258.4	(777.9)

Profit sharing expense:
Unrealized profit sharing expense	34.4	(38.3)	97.2	392.6	147.1	(17.4)	(513.1)	93.3	(383.4)
Realized profit sharing expense	5.7	19.2	—	8.9	45.1	77.4	15.8	24.9	138.3

Total profit sharing expenses	40.1	(19.1)	97.2	401.5	192.2	60.0	(497.3)	118.2	(245.1)

Net losses from investment activities	—	—	—	—	—	—	(1.2)	—	(1.2)
Income (losses) from equity method investments	7.7	1.5	17.7	23.8	15.8	4.5	(38.2)	26.9	(17.9)

Total other income (loss)	7.7	1.5	17.7	23.8	15.8	4.5	(39.4)	26.9	(19.1)

Incentive Business Economic Net Income (Loss)	37.5	(19.0)	148.6	685.0	265.3	83.5	(900.7)	167.1	(551.9)

Total Economic Net Income (Loss)	$46.6	$42.2	$213.8	$790.1	$287.4	$117.5	$(881.1)	$302.6	$(476.2)

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Capital Markets Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Management Business:
Advisory and transaction fees from affiliates	$3.3	$2.5	$2.5	$10.9	$4.3	$2.0	$1.9	$8.3	$8.2
Management fees from affiliates	37.8	39.5	40.4	42.6	43.4	46.1	47.2	117.7	136.7
Carried interest income from affiliates
Realized gains	12.1	10.2	11.5	13.6	12.5	11.2	11.3	33.8	35.0

Total management business revenues	53.2	52.2	54.4	67.1	60.2	59.3	60.4	159.8	179.9

Salary, bonus and benefits	22.9	23.9	21.3	25.8	24.5	28.6	29.1	68.1	82.2
Other expenses	22.2	19.2	11.9	30.2	26.6	24.4	18.1	53.3	69.1

Total management business expenses	45.1	43.1	33.2	56.0	51.1	53.0	47.2	121.4	151.3

Other (loss) income	(2.2)	(2.5)	6.8	8.9	2.7	0.5	(8.3)	2.1	(5.1)

Management Business Economic Net Income	5.9	6.6	28.0	20.0	11.8	6.8	4.9	40.5	23.5

Incentive Business:
Carried interest (loss) income:
Unrealized (losses) gains	(12.3)	(33.5)	83.7	66.0	88.3	6.6	(284.1)	37.9	(189.2)
Realized gains	39.0	9.2	9.1	69.3	16.2	7.3	12.4	57.3	35.9

Total carried interest income (loss)	26.7	(24.3)	92.8	135.3	104.5	13.9	(271.7)	95.2	(153.3)

Profit sharing expense:
Unrealized profit sharing expense	(12.6)	(15.0)	19.5	26.7	20.5	7.8	(69.6)	(8.1)	(41.3)
Realized profit sharing expense	11.1	1.5	2.7	1.6	4.4	3.0	3.5	15.3	10.9

Total profit sharing expense	(1.5)	(13.5)	22.2	28.3	24.9	10.8	(66.1)	7.2	(30.4)

Incentive fee compensation	2.9	6.3	2.1	8.8	10.1	(3.6)	(3.8)	11.3	2.7

Net gains (losses) from investment activities	—	—	—	—	17.8	2.3	(33.4)	—	(13.3)
Income (loss) from equity method investments	3.1	(2.7)	13.6	16.6	9.1	2.0	(26.4)	14.0	(15.3)

Total other income (loss)	3.1	(2.7)	13.6	16.6	26.9	4.3	(59.8)	14.0	(28.6)

Incentive Business Economic Net Income (Loss)	28.4	(19.8)	82.1	114.8	96.4	11.0	(261.6)	90.7	(154.2)

Total Economic Net Income (Loss)	$34.3	$(13.2)	$110.1	$134.8	$108.2	$17.8	$(256.7)	$131.2	$(130.7)

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Real Estate Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Management Business:
Advisory and transaction fees from affiliates	$—	$—	$—	$—	$—	$—	$0.5	$—	$0.5
Management fees from affiliates	1.6	1.6	1.8	6.4	9.3	9.7	10.5	5.0	29.5

Total management business revenues	1.6	1.6	1.8	6.4	9.3	9.7	11.0	5.0	30.0

Salary, bonus and benefits	3.7	6.1	4.9	7.0	9.8	7.9	6.9	14.7	24.6
Other expenses	1.7	1.8	5.6	11.3	5.5	7.3	6.8	9.1	19.6

Total management business expenses	5.4	7.9	10.5	18.3	15.3	15.2	13.7	23.8	44.2

Other income (loss)	0.1	—	—	23.5	0.5	9.5	(0.2)	0.1	9.8

Management Business Economic Net (Loss) Income	(3.7)	(6.3)	(8.7)	11.6	(5.5)	4.0	(2.9)	(18.7)	(4.4)

Incentive Business:
Carried interest income:
Unrealized gains	—	—	—	—	—	—	—	—	—
Realized gains	—	—	—	—	—	—	—	—	—

Total carried interest income	—	—	—	—	—	—	—	—	—

Profit sharing expense:
Unrealized profit sharing expense	—	—	—	—	—	—	—	—	—
Realized profit sharing expense	—	—	—	—	—	—	—	—	—

Total profit sharing expense	—	—	—	—	—	—	—	—	—

(Loss) income from equity method investments	(0.1)	0.2	0.1	(0.5)	0.1	0.3	0.2	0.2	0.6

Incentive Business Economic Net (Loss) Income	(0.1)	0.2	0.1	(0.5)	0.1	0.3	0.2	0.2	0.6

Total Economic Net (Loss) Income	$(3.8)	$(6.1)	$(8.6)	$11.1	$(5.4)	$4.3	$(2.7)	$(18.5)	$(3.8)

APOLLO GLOBAL MANAGEMENT, LLC

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ECONOMIC NET INCOME (LOSS) (UNAUDITED)

(dollars in millions)

Reconciliation of U.S. GAAP Net (Loss) Income to Economic Net Income (Loss):

	Three Months Ended							Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Net (Loss) Income Attributable to Apollo Global Management, LLC	$(60.7)	$(75.1)	$24.1	$206.3	$38.2	$(51.0)	$(467.0)	$(111.7)	$(479.8)
Impact of non-cash charges related to equity-based compensation:
AOG units	258.3	258.4	258.0	258.2	258.2	258.2	258.2	774.7	774.6
RSUs:
Plan grants:
Private placements awards(1)	12.8	12.1	11.9	11.8	11.9	11.9	11.4	36.8	35.2
Other plan grant awards	1.1	4.6	4.0	4.3	7.1	6.1	6.3	9.7	19.5

Bonus grants	0.6	4.0	5.8	5.9	4.7	9.1	9.9	10.4	23.7

Total RSUs	14.5	20.7	21.7	22.0	23.7	27.1	27.6	56.9	78.4
Share options	—	—	—	0.3	1.4	1.8	1.8	—	5.0
ARI restricted stock awards, ARI RSUs and AMTG RSUs	0.2	0.2	0.2	0.2	0.2	0.2	0.4	0.6	0.8
AAA RDUs	0.6	0.7	2.0	2.2	0.1	0.1	0.2	3.3	0.4

Total non-cash charges related to equity-based compensation	273.6	280.0	281.9	282.9	283.6	287.4	288.2	835.5	859.2
Income tax provision (benefit)	4.1	12.7	30.9	44.1	8.8	3.6	(19.9)	47.7	(7.5)
Net loss (income) of Metals Trading Fund	1.2	1.3	(0.2)	—	—	—	—	2.3	—
Income from a consolidated VIE	—	—	—	—	—	—	0.7	—	0.7
Net income attributable to Non-Controlling Interests in consolidated entities(2)	2.5	7.3	3.5	3.0	3.6	1.6	4.1	13.3	9.3
Net (loss) income attributable to Non-Controlling Interests in Apollo Operating Group	(143.6)	(203.3)	(24.9)	399.7	56.0	(102.0)	(946.6)	(371.8)	(992.6)

Economic Net Income (Loss)	$77.1	$22.9	$315.3	$936.0	$390.2	$139.6	$(1,140.5)	$415.3	$(610.7)

(1)	Represents awards granted in connection with the 2007 private placement.
(2)	Excludes Non-Controlling Interests attributable to AAA and consolidated VIEs.

Non-GAAP Financial Information

Economic Net Income, or ENI, is a key performance measure used by management in evaluating the performance of Apollo’s private equity, capital markets and real estate segments, as management believes the amount of management fees, advisory and transaction fees and carried interest income are indicative of the Company’s performance. Management also uses ENI in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to compensation expense, such as determining annual discretionary bonuses to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals who have a profit sharing interest in the carried interest income earned in relation to the funds, with those of the investors in such funds and those of the Company’s shareholders. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

ENI is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

Assets Under Management—Fee-Generating/Non-Fee Generating

The table below displays fee-generating and non-fee generating AUM by segment as of September 30, 2011 and 2010 and December 31, 2010.

	As of September 30,		As of December 31,
	2011	2010	2010
	(in millions)
AUM-Fee-Generating/Non-Fee-Generating:
Private equity	$34,779	$35,269	$38,799
Fee-generating	27,786	27,664	27,874
Non-fee-generating	6,993	7,605	10,925

Capital markets	22,406	19,910	22,283
Fee-generating	18,507	15,930	16,484
Non-fee-generating	3,899	3,980	5,799

Real estate	7,900	2,597	6,469
Fee-generating	3,358	558	2,679
Non-fee-generating	4,542	2,039	3,790

Total assets under management	65,085	57,776	67,551
Fee-generating	49,651	44,152	47,037
Non-fee-generating	15,434	13,624	20,514

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total AUM and AUM for each of our segments for the three and nine months ended September 30, 2011 and 2010:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011		2010	2011		2010
	(in millions)
Change in Total AUM:
Beginning of Period	$71,714		$54,533	$67,551		$53,609
(Loss) income	(8,264)		3,117	(3,831)		3,740
Subscriptions(1)	2,345	(2)	143	4,163	(2)	896
Distributions/Redemptions(1)	(827	)(3)	(559)	(4,169	)(3)	(2,682)
Change in leverage	117		542	1,371		2,213

End of Period	$65,085		$57,776	$65,085		$57,776

Change in Private Equity AUM:
Beginning of Period	$40,430		$33,466	$38,799		$34,002
(Loss) income	(5,804)		1,927	(2,970)		2,856
Subscriptions	308		—	308		—
Distributions/Redemptions	(314)		(218)	(2,523)		(1,548)
Change in leverage	159		94	1,165		(41)

End of Period	$34,779		$35,269	$34,779		$35,269

Change in Capital Markets AUM:
Beginning of Period	$23,684		$18,964	$22,283		$19,112
(Loss) income	(2,348)		1,157	(1,132)		792
Subscriptions	2,237	(2)	38	3,381	(2)	432
Distributions/Redemptions	(1,175)		(330)	(2,001)		(940)
Change in leverage	8		81	(125)		514

End of Period	$22,406		$19,910	$22,406		$19,910

Change in Real Estate AUM:
Beginning of Period	$7,600		$2,103	$6,469		$495
(Loss) income	(112)		33	271		92
Subscriptions	561		105	1,235		464
Distributions/Redemptions	(99)		(11)	(406)		(194)
Change in leverage	(50)		367	331		1,740

End of Period	$7,900		$2,597	$7,900		$2,597

(1)	Consolidated amounts for total change in AUM reflect transfers among segments on a net basis. Such amounts are presented on a gross basis in the segment roll-forwards below.
(2)	Includes $1,396 related to the acquisition of management agreements at Athene.
(3)	Distributions were $(671) and $(3,850) for the three and nine months ended September 30, 2011, respectively. Redemptions were $(156) and $(319) for the three and nine months ended September 30, 2011, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

Investment Record

Private Equity

The following table summarizes the investment record for our private equity fund portfolios except for AAA. All amounts are as of September 30, 2011, unless otherwise noted:

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	As of September 30, 2011				As of December 31, 2010
							Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
Fund VII	2008	14,676	9,493	4,412	7,956	12,368	23%		15%		46%		32%
Fund VI	2006	10,136	11,704	4,391	9,098	13,489	5.4		4.7		13		10
Fund V	2001	3,742	5,192	11,153	1,539	12,692	61		45		62		45
Fund IV	1998	3,600	3,481	6,457	471	6,928	12		9		11		9
Fund III	1995	1,500	1,499	2,615	70	2,685	18		11		18		12
Fund I, II & MIA(2)	1990/92	2,220	3,773	7,924	—	7,924	47		37		47		37

Total		$35,874	$35,142	$36,952	$19,134	$56,086	39	%(3)	25	%(3)	39	%(3)	26	%(3)

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time.
(3)	Total IRR is calculated based on total cash flows for all funds presented.

Capital Markets

The following table summarizes the investment record for certain funds with a defined maturity date, and internal rate of return since inception, or “IRR”, which is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date above. All amounts are as of September 30, 2011, unless otherwise noted:

							As of September 30, 2011		As of December 31, 2010
	Year of Inception	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	Gross IRR	Net IRR	Gross IRR	Net IRR
		(in millions)
FCI I(2)	2011	$290.3	$232.1	$26.8	$238.1	$264.9	N/A	N/A	N/A	N/A
AIE II(3)	2008	276.5	609.0	524.3	243.8	768.1	19.3%	15.2%	27.5%	21.8%
COF I	2008	1,484.9	1,613.2	831.7	1,447.0	2,278.7	15.5	13.9	32.5	29.0
COF II	2008	1,583.0	2,191.4	1,034.4	1,397.2	2,431.6	7.0	6.0	17.4	14.9
ACLF	2007	984.0	1,448.5	736.0	657.0	1,393.0	6.7	5.7	12.1	11.2
Artus	2007	106.6	190.1	27.4	166.3	193.7	1.9	1.6	3.0	2.8
EPF(3)	2007	1,734.1	1,564.6	835.0	1,080.8	1,915.8	15.1	8.4	14.8	7.9

Total		$6,459.4	$7,848.9	$4,015.6	$5,230.2	$9,245.8

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Financial Credit Investment I, L.P. (“FCI I”) was formed during the first quarter of 2011. Apollo does not intend to disclose returns for funds that have not been investing for at least 24 months as we do not believe such return information is meaningful.
(3)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of September 30, 2011.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

The following table summarizes the investment record for certain funds with no maturity date, except AIE I which is winding down. All amounts are as of September 30, 2011, unless otherwise noted:

				Net Return
	Year of Inception	Net Asset Value as of September 30, 2011		Since Inception to September 30, 2011	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2010	Since Inception to December 31, 2010	For the Year Ended December 31, 2010
		(in millions)
AMTG(1)	2011	N/A		N/A	N/A	N/A	N/A	N/A
AFT(2)	2011	$265.8		N/A	N/A	N/A	N/A	N/A
AAOF	2007	276.3		10.3%	(4.8)%	7.1%	15.8%	12.5%
SOMA(3)	2007	949.2		25.1	(11.1)	7.0	40.7	16.9
AIE I(4)	2006	49.8		(45.9)	3.5	24.9	(47.7)	32.4
AINV(5)	2004	1,911.2	(5)	N/A (5)	N/A (5)	0.3	41.3	4.8
Value Funds(6)	2003/2006	794.4		48.2	(10.7)	5.3	65.9	12.2

(1)	In July 2011, the Company formed Apollo Residential Mortgage, Inc. (“AMTG”) which raised $203.0 million in an initial public offering. Apollo does not intend to disclose returns for funds that have not been investing for at least 24 months as we do not believe such return information is meaningful. See www.apolloresidentialmortgage.com for most recent public financial information on AMTG.
(2)	The Apollo Senior Floating Rate Fund Inc. (“AFT”) was formed during the first quarter of 2011. Apollo does not intend to disclose returns for funds that have not been investing for at least 24 months as we do not believe such return information is meaningful.
(3)	SOMA returns for primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(4)	Fund denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of September 30, 2011.
(5)	Net asset value for Apollo Investment Corporation, a closed-end non-diversified management investment company that trades under the symbol, “AINV”, is shown as of June 30, 2011. See www.apolloic.com for most recent public financial information on AINV.
(6)	Value Funds consists of Apollo Strategic Value Fund, L.P. and Apollo Value Investment Fund, L.P.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

Real Estate

The following table summarizes the investment record for our real estate funds. Each fund included in the table below did not begin investing the majority of its capital, or was not the manager for, at least 24 months prior to the valuation date of September 30, 2011. Due to the limited investment period for these funds, return information is not provided since we do not believe such information is meaningful. All amounts are as of September 30, 2011, unless otherwise noted:

	Year of Inception	Raised Capital(7)	Gross Assets	Current Net Asset Value
ARI(1)	2009	$305.0	$895.5	$292.5
CMBS Funds(2)	Various	718.4	2,195.3	448.3
AGRE Debt Fund I, LP(2)	2011	105.0	105.8	105.3
AGRE U.S. Real Estate Fund, L.P(2)(3)	2011	384.9	43.3	10.6
CPI Capital Partners North America	2006	600.0	154.7	153.8
CPI Capital Partners Asia Pacific(4)	2006	1,291.6	697.5	690.2
CPI Capital Partners Europe(5)	2006	1,556.0	425.2	424.3
CPI Other(6)	Various	4,859.1	N/A	1,307.6

(1)	Amounts presented as of June 30, 2011. See www.apolloreit.com for most recent public financial information on ARI.
(2)	Apollo does not intend to disclose returns for funds that have not been investing for at least 24 months as we do not believe such return information is meaningful.
(3)	AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011 and June 2011 for a total of $134.9 million in base capital commitments and $250 million in additional commitments.
(4)	CPI Capital Partners Asia Pacific fund is U.S. dollar denominated.
(5)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.34 as of September 30, 2011.
(6)	CPI Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an asset management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Gross assets and return data is therefore not considered meaningful as we perform primarily an administrative role.
(7)	Reflects initial gross raised capital and does not include distributions subsequent to capital raise.

Note:	As part of the CPI acquisition, the company acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to September 30, 2011 were (12.4)%, 4.0% and (19.4)% for CPI Capital Partners North America, Asia Pacific and Europe, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo has only become the general partner or manager of these funds since completing the acquisition on November 12, 2010.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SEGMENT INFORMATION

Supplemental Segment Information

Private Equity Dollars Invested and Uncalled Commitments

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
	(in millions)
Private equity dollars invested	$757	$1,266	$2,124	$3,529

The following table summarizes the uncalled private equity commitments as of September 30, 2011 and December 31, 2010:

	As of September 30, 2011	As of December 31, 2010
	(in millions)
Uncalled private equity commitments	$9,376	$10,345

Cost and Fair Value of our Funds’ Investments by Segment

The following table provides a summary of the cost and fair value of our funds’ investments by segment. The cost and fair values of our private equity investments represent the current invested capital and unrealized values, respectively, in Fund VII, Fund VI, Fund V and Fund IV.

	As of September 30, 2011		As of December 31, 2010
	(in millions)
Private Equity:
Cost	$15,141		$14,322
Fair Value	19,093		22,485

Capital Markets:
Cost	$10,265	(1)	$10,226
Fair Value	10,300	(1)	11,476

Real Estate(2):
Cost	$4,801	(3)	$4,028	(4)
Fair Value	4,285	(3)	3,368	(4)

(1)	Includes AINV amounts that are reported as of June 30, 2011.
(2)	The cost and fair value of the real estate investments represent the cost and fair value, respectively, of the current unrealized invested capital for the ARI, CMBS Funds, AGRE U.S. Real Estate Fund L.P., CPI Capital Partners NA, AGRE Debt Fund I, L.P., CPI Capital Partners Asia Pacific, and CPI Capital Partners Europe funds.
(3)	Includes CPI Funds with investment cost and fair value of $1.6 billion and $1.1 billion, respectively, as of September 30, 2011. Also includes most recently reported ARI amounts as of June 30, 2011. Additionally, ARI includes loans at amortized cost.
(4)	All amounts as of September 30, 2010 and include CPI Funds investment cost of $1.8 billion and fair value of $1.1 billion. Additionally, ARI includes loans at amortized cost.

As of September 30, 2011, approximately 41% of the fair value of our fund investments was determined using market based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 59% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, capital markets and real estate segments, the percentage determined using market based valuation methods was 36%, 48% and 44%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME SUMMARY

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest (loss) income as of and for the three and nine months ended September 30, 2011:

	As of September 30, 2011		For the Three Months Ended September 30, 2011				For the Nine Months Ended September 30, 2011
	Carried Interest Receivable		Unrealized Carried Interest Loss		Realized Carried Interest Income	Total Carried Interest (Loss) Income	Unrealized Carried Interest (Loss) Income		Realized Carried Interest Income	Total Carried Interest (Loss) Income
	(in millions)
Private Equity Funds:
Fund VII	$260.0		$(441.5)		$23.0	$(418.5)	$(344.7)		$112.6	$(232.1)
Fund VI	—		(912.1	)(2)	17.5	(894.6)	(726.2	)(2)	80.7	(645.5)
Fund V	143.0		(36.1)		—	(36.1)	(33.5)		24.9	(8.6)
Fund IV	127.5		(5.1)		—	(5.1)	(8.6)		112.3	103.7
AAA	17.2		(4.3)		—	(4.3)	4.6		—	4.6

Total Private Equity Funds	$547.7		$(1,399.1)		$40.5	$(1,358.6)	$(1,108.4)		$330.5	$(777.9)

Capital Markets Funds:
Distressed and Event-Driven Hedge Fund	$6.9		$(38.9	)(2)	$0.3	$(38.6)	$(27.2	)(2)	$1.8	$(25.4)
Mezzanine Funds	19.5		(9.8)		11.3	1.5	(5.5)		32.2	26.7
Non-Performing Loan Fund	24.3		(19.2)		—	(19.2)	25.4		—	25.4
Senior Credit Funds	35.8		(216.2	)(2)	12.1	(204.1)	(182.4	)(2)	36.9	(145.5)
Other	0.5		—		—	—	0.5		—	0.5

Total Capital Markets Funds	$87.0		$(284.1)		$23.7	$(260.4)	$(189.2)		$70.9	$(118.3)

Total	$634.7	(1)	$(1,683.2)		$64.2	$(1,619.0)	$(1,297.6)		$401.4	$(896.2)

(1)	There was a corresponding profit sharing payable of $284.5 million that results in a net carried interest receivable amount of $350.2 million as of September 30, 2011.
(2)	See table and related disclosures below regarding the general partner obligation.

The following table summarizes the fair value gains on investments and income needed to generate carried interest for funds that are currently not generating carried interest income and have a general partner obligation based on the current fair value of the underlying funds’ investments as of September 30, 2011:

Fund	General Partner Obligation(1)	Fair Value of Investments/Net Asset Value as of September 30, 2011		Fair Value Gain on Investments and Income to Cross Carried Interest Income Threshold
	(in millions)
Fund VI	$78.0	$9,097.6	(2)	$1,593.9
COF II	24.2	1,424.5	(3)	104.1
SOMA	17.6	949.2	(3)	118.2

Total	$119.8	$11,471.3		$1,816.2

(1)	Based upon a hypothetical liquidation of Fund VI, COF II, and SOMA as of September 30, 2011, Apollo has recorded a general partner obligation to return to these funds previously distributed carried interest income. The actual determination and any required payment of a general partner obligation would not take place until the final disposition of the fund’s investments based on contractual termination of the fund.
(2)	Represents fair value of investments.
(3)	Represents net asset value.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SHARE INFORMATION

The table below presents a Non-GAAP weighted average diluted shares outstanding for the three and nine months ended September 30, 2011 and 2010:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Total GAAP Weighted Average Outstanding Class A Shares:
Basic and Diluted	122,381,069	97,757,567	113,941,869	96,637,785
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000	240,000,000	240,000,000
Vested RSUs	15,651,977	11,621,466	15,347,800	11,992,084

Non-GAAP Weighted Average Diluted Shares Outstanding	378,033,046	349,379,033	369,289,669	348,629,869

The table below presents a Non-GAAP diluted shares outstanding as of September 30, 2011 and 2010:

	As of September 30,
	2011	2010
Total GAAP Outstanding Class A Shares:
Basic and Diluted	122,990,227	97,921,232
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000
Vested RSUs	16,317,957	12,519,585

Non-GAAP Diluted Shares Outstanding	379,308,184	350,440,817

Note:	In addition to fully diluted shares outstanding above, there were approximately 6.4 million and 5.5 million unvested RSUs that participate in distributions as of September 30, 2011 and 2010, respectively.